Exhibit m.1.r

VIRTUS OPPORTUNITIES TRUST

(the “Fund”)

AMENDMENT NO. 18 TO

CLASS A SHARES

AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 4th day of April, 2022 amends that certain Class A Shares Amended and Restated Distribution Plan Pursuant to Rule 12b-1 under the Investment Company Act of 1940, dated March 1, 2007 and amended on June 27, 2007, September 24, 2007, October 1, 2007, January 31, 2008, March 2, 2009, April 21, 2009, June 30, 2010, September 14, 2010, March 15, 2011, August 28, 2012, December 18, 2012, June 10, 2013, December 18, 2013, November 13, 2014, March 19, 2015, September 30, 2019 and June 14, 2021, by and for the Fund (the “Plan”) as herein below provided.

W I T N E S S E T H:

WHEREAS, the Fund wishes to amend Appendix A of the Plan to reflect the addition of Virtus Stone Harbor Emerging Markets Corporate Debt Fund, Virtus Stone Harbor Emerging Markets Debt Fund, Virtus Stone Harbor Emerging Markets Debt Allocation Fund, Virtus Stone Harbor High Yield Bond Fund, Virtus Stone Harbor Local Markets Fund and Virtus Stone Harbor Strategic Income Fund, which have been approved as a party to the Plan, and to otherwise update the schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the Fund hereby agrees that the Plan is amended as follows:

1.       Appendix A to the Plan is hereby replaced with Appendix A attached hereto and made a part of the Plan.

2.       Except as herein provided, the Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Plan.

APPENDIX A

(as of April 4, 2022)

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps International Real Estate Securities Fund

Virtus Duff & Phelps Real Asset Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus FORT Trend Fund

Virtus KAR Developing Markets Fund

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Core Plus Bond Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus Stone Harbor Emerging Markets Corporate Debt Fund

Virtus Stone Harbor Emerging Markets Debt Fund

Virtus Stone Harbor Emerging Markets Debt Allocation Fund

Virtus Stone Harbor High Yield Bond Fund

Virtus Stone Harbor Local Markets Fund

Virtus Stone Harbor Strategic Income Fund

Virtus Vontobel Emerging Markets Opportunities Fund

Virtus Vontobel Foreign Opportunities Fund

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund